UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
April 22, 2022

TOUGHBUILT INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-38739	46-0820877
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

25371 Commercentre Drive, Suite 200
Lake Forest, CA	92630
(Address of principal executive offices)	(Zip Code)

(949) 528-3100
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	TBLT	Nasdaq Capital Market
Series A Warrants	TBLTW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 3.03	Material Modifications to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information regarding the Reverse Stock Split (as defined below) contained in Item 5.03 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Charter Amendment and Reverse Stock Split

On April 22, 2022, pursuant to the authority granted by the Company’s stockholders’ approval of the reverse stock split proposal pursuant to a special stockholders meeting held on April 1, 2022, the Board determined to effect a reverse stock split of the shares of the Company’s common stock at a ratio of 1-for-150 (the “
Reverse Stock Split
”) and authorized the filing of a Certificate of Amendment to the Company’s Articles of Incorporation (the “
Amendment
”), to effect the Reverse Stock Split. On April 22, 2022, the Company filed the Amendment with the Nevada Secretary of State to effect the Reverse Stock Split. The Amendment became effective at 12:01 a.m. (Eastern Time) on April 25, 2022 (the “
Effective Time
”).

As a result of the Reverse Stock Split, every 150 shares of common stock outstanding immediately prior to the Effective Time were reclassified and combined into one share of common stock, without any change in the par value of
$0.0001
 per share or the total number of authorized shares
. Beginning with the opening of trading on April 25, 2022, the Company’s common stock was available for trading on the Nasdaq Capital Market on a Reverse Stock Split adjusted basis with a new CUSIP number,
89157G 884.

No fractional shares will be issued in connection with the Reverse Stock Split. Stockholders who otherwise would have been entitled to receive fractional shares of common stock will receive an amount in cash (without interest or deduction) equal to the fraction of one share to which such stockholder would otherwise be entitled multiplied by $27.42, representing the product of the average closing price of the Company’s common stock on the Nasdaq Capital Market for the five consecutive trading days immediately preceding the effective date of the Reverse Stock Split and the inverse of the 150 Reverse Stock Split ratio. Proportional adjustments will
also be made to the Company’s outstanding warrants (including the Company’s warrants listed on the Nasdaq Capital Market under the symbol “TBLTW”), stock options, and convertible securities, as well as to the reserves available pursuant to and terms of the Company’s 2016 Equity Incentive Plan and 2018 Equity Incentive Plan to reflect the Reverse Stock Split, in each case, in accordance with the terms thereof.

The text of the Amendment is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.
A copy of the Amendment filed stamped by the Nevada Secretary of State is filed as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated by reference herein.

The Company’s transfer agent, Vstock Transfer, LLC, is acting as the exchange agent for the Reverse Stock Split. Stockholders who hold their shares in book-entry form or in “street name” (i.e., through a broker, bank or other holder of record) are not required to take any action. The Reverse Stock Split will affect all shareholders uniformly and will not alter any stockholder’s percentage interest in the Company’s equity, except to the extent that the Reverse Stock Split would result in a stockholder owning a fractional share.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein. A copy of the full text of the Amendment, stamped by the Nevada Secretary of State, is also filed as Exhibit 3.2 to this Current Report on Form 8-K.

Item 7.01	Regulation FD

On April 22, 2022, the Company issued a press release regarding the Reverse Stock Split. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are being filed herewith:

Exhibit No.	Description
3.1	Amendment to the Articles of Incorporation, as amended, of ToughBuilt Industries, Inc. for 1-for-150 Reverse Stock Split
3.2	Filed Stamped copy of the Certificate of Amendment to the Articles of Incorporation, as amended, of ToughBuilt Industries, Inc. for 1-for-150 Reverse Stock Split
99.1	Press Release of ToughBuilt Industries, Inc., dated as of April 22, 2022.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOUGHBUILT INDUSTRIES, INC.

Date: April 25, 2022	By:	/s/ Martin Galstyan
	Name:	Martin Galstyan
	Title:	Chief Financial Officer